Exhibit 99.1

NEWS RELEASE

FOR FURTHER INFORMATION:
PHIL LYNCH VICE PRESIDENT DIRECTOR CORPORATE COMMUNICATIONS AND PUBLIC RELATIONS 502-774-7928	JAY KOVAL VICE PRESIDENT DIRECTOR INVESTOR RELATIONS 502-774-6903

FOR IMMEDIATE RELEASE

BROWN-FORMAN SHAREHOLDERS TOAST RECORD YEAR

Directors Elected, Compensation Plan Approved; Dividend Declared

Louisville, KY, July 25, 2013 – Brown-Forman Corporation (NYSE:BFA, BFB) shareholders gathered today in Louisville to celebrate another record year of results for the 143-year-old company.

During the course of the meeting, shareholders re-elected the following individuals to the Brown-Forman Board of Directors: Joan C. Lordi Amble; Patrick Bousquet-Chavanne; Geo. Garvin Brown IV; Martin S. Brown, Jr.; Bruce L. Byrnes; John D. Cook; Sandra A. Frazier; Dace Brown Stubbs; Paul C. Varga; and James S. Welch, Jr. Shareholders also approved the company’s 2013 Omnibus Compensation Plan.

In remarks during the meeting, Brown-Forman Board Chairman Geo. Garvin Brown IV thanked the shareholders for their on-going support of the board, the company’s leadership team, and the company’s employees around the world. He noted that 2013 celebrates the 80th anniversary of Brown-Forman’s initial public offering, which was made at the end of Prohibition in 1933. He said that Brown-Forman has thrived over the last 80 years because of the company’s skillful ability to balance risk and reward so well in all of its endeavors.

Paul Varga, chairman and CEO, discussed the company’s strong performance in fiscal 2013, noting the underlying operating income growth rate of 13% far exceeded the industry’s average rate of growth, and the company’s 22% Return on Invested Capital was also at the top of the distilled spirits industry. “This performance was led by the remarkable Jack Daniel’s trademark, as well as solid growth contributions from our Woodford Reserve, Herradura, and Finlandia brands,” said Varga.

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BROWN-FORMAN CORPORATION 850 DIXIE HIGHWAY, LOUISVILLE, KY 40210 E-MAIL: BROWN-FORMAN@B-F.COM WWW.BROWN-FORMAN.COM

Varga also highlighted Brown-Forman’s balanced strategy. “We believe that by approaching the business in a thoughtful and balanced manner, we are best positioned to consistently make good decisions and produce excellent results.”

In a separate meeting, the Board of Directors approved a regular quarterly cash dividend of 25-1/2 cents per share on Class A and Class B Common Stock. Stockholders of record on September 5, 2013, will receive the cash dividend on October 1, 2013. With this dividend, Brown-Forman will have paid regular quarterly cash dividends for 68 consecutive years. The Company has also increased the regular cash dividend for 29 consecutive years.

For more than 140 years, Brown-Forman Corporation has enriched the experience of life by responsibly building fine quality beverage alcohol brands, including Jack Daniel’s Tennessee Whiskey, Southern Comfort, Finlandia, Jack Daniel’s & Cola, Canadian Mist, Korbel, Gentleman Jack, el Jimador, Herradura, Sonoma-Cutrer, Chambord, New Mix, Tuaca, and Woodford Reserve. Brown-Forman’s brands are supported by nearly 4,000 employees and sold in more than 160 countries worldwide. For more information about the Company, please visit http://www.brown-forman.com/.

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BROWN-FORMAN CORPORATION 850 DIXIE HIGHWAY, LOUISVILLE, KY 40210 E-MAIL: BROWN-FORMAN@B-F.COM WWW.BROWN-FORMAN.COM

Important Information on Forward-Looking Statements:

This press release contains statements, estimates, and projections that are “forward-looking statements” as defined under U.S. federal securities laws. Words such as “aim,” “anticipate,” “aspire,” “believe,” “continue,” “could,” “envision,” “estimate,” “expect,” “expectation,” “intend,” “may,” “plan,” “potential,” “project,” “pursue,” “see,” “will,” “will continue,” and similar words identify forward-looking statements, which speak only as of the date we make them. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. By their nature, forward-looking statements involve risks, uncertainties and other factors (many beyond our control) that could cause our actual results to differ materially from our historical experience or from our current expectations or projections. These risks and other factors include, but are not limited to:

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Unfavorable global or regional economic conditions, and related low consumer confidence, high unemployment, weak credit or capital markets, sovereign debt defaults, sequestrations, austerity measures, higher interest rates, political instability, higher inflation, deflation, lower returns on pension assets, or lower discount rates for pension obligations

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Risks associated with being a U.S.-based company with global operations, including political or civil unrest; local labor policies and conditions; protectionist trade policies; compliance with local trade practices and other regulations, including anti-corruption laws; terrorism; and health pandemics

•	Fluctuations in foreign currency exchange rates

•	Changes in laws, regulations or policies - especially those that affect the production, importation, marketing, sale or consumption of our beverage alcohol products

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Tax rate changes (including excise, sales, VAT, tariffs, duties, corporate, individual income, dividends, capital gains) or changes in related reserves, changes in tax rules (e.g., LIFO, foreign income deferral, U.S. manufacturing and other deductions) or accounting standards, and the unpredictability and suddenness with which they can occur

•	Dependence upon the continued growth of the Jack Daniel’s family of brands

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Changes in consumer preferences, consumption or purchase patterns - particularly away from brown spirits, our premium products, or spirits generally, and our ability to anticipate and react to them; decline in the social acceptability of beverage alcohol products in significant markets; bar, restaurant, travel or other on-premise declines

•	Production facility, aging warehouse or supply chain disruption; imprecision in supply/demand forecasting

•	Higher costs, lower quality or unavailability of energy, input materials or finished goods

•	Route-to-consumer changes that affect the timing of our sales, temporarily disrupt the marketing or sale of our products, for result in implementation-related or higher fixed costs

•	Inventory fluctuations in our products by distributors, wholesalers, or retailers

•

Competitors’ consolidation or other competitive activities, such as pricing actions (including price reductions, promotions, discounting, couponing or free goods), marketing, category expansion, product introductions, entry or expansion in our geographic markets or distribution networks

•	Risks associated with acquisitions, dispositions, business partnerships or investments - such as acquisition integration, or termination difficulties or costs, or impairment in recorded value

•	Insufficient protection of our intellectual property rights

•	Product counterfeiting, tampering, or recall, or product quality issues

•	Significant legal disputes and proceedings; government investigations (particularly of industry or company business, trade or marketing practices)

•	Failure or breach of key information technology systems

•	Negative publicity related to our company, brands, marketing, personnel, operations, business performance or prospects

•	Business disruption, decline or costs related to organizational changes, reductions in workforce or other cost-cutting measures, or our failure to attract or retain key executive or employee talent

For further information on these and other risks, please refer to the “Risk Factors” section of our annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC.

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BROWN-FORMAN CORPORATION 850 DIXIE HIGHWAY, LOUISVILLE, KY 40210 E-MAIL: BROWN-FORMAN@B-F.COM WWW.BROWN-FORMAN.COM